Exhibit 11(a)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectus and Statement of Additional Information constituting part of Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of Variable Insurance Products Fund II, of our report dated February 10, 1997, relating to the financial statements and financial highlights included in the December 31, 1996 Annual Report to Shareholders of Variable Insurance Products Fund II: Asset Manager Portfolio, Asset Manager: Growth Portfolio and Contrafund Portfolio, and our reports dated February 11, 1997, relating to the financial statements and financial highlights included in the December 31, 1996 Annual Report to Shareholders of Variable Insurance Products Fund III:
Balanced Portfolio, Growth & Income Portfolio and Growth Opportunities
Portfolio.
We further consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Information.
/s/Price Waterhouse LLP
Price Waterhouse LLP
Boston, Massachusetts
October 30, 1997